Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-107946, No. 110595 and No. 333-120958) and Form S-8(No. 33-33933, No. 33-35259, No. 33-38521, No. 33-76358, No. 33-51232, No. 33-69496, No. 333-15737, No. 333-40031, No. 333-59990, No. 333-69467, No. 333-81035, No. 333-67274, No. 333-99247, and No. 333-120959) of Lattice Semiconductor Corporation of our report dated March 8, 2007 relating to the financial statements, and the financial statement schedule, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Portland, Oregon

March 13, 2009